SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)              October 31, 1997
                                                              ----------------


                         CLARK Material Handling Company
             (Exact name of registrant as specified in its charter)

           Delaware                    333-18957                 61-1212827
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


172 Trade Street, Lexington, Kentucky                               40511
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (606) 288-1200

N/A
================================================================================
(Former name or former address, if changed since last report)

Item 2:  Acquisition or Disposition of Assets

On November 7, 1997 CLARK Material Handling Company (the Company) closed its acquisitions of substantially all of the assets and certain liabilities of Blue Giant USA Corporation (BGU) and Blue Giant Canada Limited (BGC) (collectively, the Blue Giant Companies) in two separate purchase business combinations effective November 1, 1997. Although separate legal entities, BGU and BGC are under the common control of substantially the same stockholder group. The primary assets acquired included accounts receivable, inventories and fixed assets while the primary liabilities assumed included accounts payables and accrued liabilities related to the ongoing business. The Blue Giant Companies' bank indebtedness, notes payable to shareholders and income tax obligations were not assumed by the Company. The purchase price for the acquisitions comprised $9,365,000 in cash (of which $200,000 was paid to a shareholder of the Blue Giant Companies under a noncompete agreement), an obligation payable over three years totaling $1,104,676 under a noncompete agreement with another shareholder of the Blue Giant Companies and related out-of-pocket expenses of approximately $300,000. The cash portion of the purchase price was funded from existing cash of the Company. The purchase price was determined pursuant to arms-length negotiations between the Company and the Blue Giant Companies.

Other than this transaction, there is no material relationship between the Company and the Blue Giant Companies or its stockholders.

The assets acquired by the Company from the Blue Giant Companies were engaged in the manufacture and sale of material handling equipment in the United States, Canada and for export to foreign countries. The Company intends to continue such use.

Item 7:  Financial Statements and Exhibits

The audited financial statements of BGU and BGC as of and for the year ended December 31, 1996, and the unaudited interim financial statements of BGU and BGC as of and for the six month periods ended June 28, 1997 and 1996 required by this Item are included herein on pages F-1 through F-36 of this Form 8-K.

The Unaudited Pro Forma Financial Information required by this Item is included on pages F-1 through F-36 of this Form 8-K. The Unaudited Pro Forma Financial Information assumes that the acquisition of the Blue Giant Companies occurred, with respect to the June 30, 1997 balance sheet information, on June 30, 1997, and with respect to the statement of operations information at the beginning of each respective period. The Company was itself the subject of a purchase business combination on November 27, 1996. Therefore, the pro forma statement of operations for the year ended December 31, 1996 illustrates the effects of (a) the Company's purchase business combination on November 27, 1996 and (b) the acquisition of the Blue Giant Companies as if it had occurred on January 1, 1996.

The Unaudited Pro Forma Financial Information is not intended to be indicative of the financial position or results of operations had the acquisitions actually occurred on the dates indicated.

The Unaudited Pro Forma Balance Sheet reflects the allocation of the Blue Giant Companies purchase price to the estimated fair value of the assets acquired and liabilities assumed, with the residual being allocated to goodwill. While the Company will undertake a full evaluation of the fair value of the net assets acquired, it is not expected to differ materially from the purchase price allocation included herein.

The unaudited pro forma statements of operations reflect the effects of the purchase allocation described above and the resultant amortization, along with lost interest income or additional interest expense associated with the cash used to fund the acquisitions and interest expense on the Company's obligation under a noncompete agreement with one of the Blue Giant Companies' shareholders, along with other adjustments directly attributable to the transaction.

                           BLUE GIANT USA CORPORATION

                               PELL CITY, ALABAMA

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                  AND THE PERIODS ENDED JUNE 28, 1996 AND 1997

                           BLUE GIANT USA CORPORATION


                                    CONTENTS

                                                                           PAGE
                                                                          NUMBER

INDEPENDENT AUDITORS' REPORT. . . . . . . . . . . . . . . . . . . . . . . .   1
FINANCIAL STATEMENTS:

         Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . .    2

         Statement of Operations . . . . . . . . . . . . . . . . . . . . .    3

         Statement of Changes in Shareholders' Equity. . . . . . . . . . .    4

         Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . .    5

         Notes to Financial Statements . . . . . . . . . . . . . . . . . . 6-12

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Blue Giant USA Corporation
Pell City, Alabama

We have audited the accompanying balance sheets of Blue Giant USA Corporation as of December 31, 1996 and the related statements of operation, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Giant USA Corporation as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Raughton & Company
Certified Public Accountants
Pell City, Alabama
March 21, 1997

                           BLUE GIANT USA CORPORATION
                                  BALANCE SHEET


                                                    December 31,   June 28, 1997
                                                        1996        (Unaudited)
Current Assets:
  Cash                                              $    4,736      $    7,945
  Accounts receivable, net of allowance for
    doubtful accounts of $62,000 and $62,000         2,289,631       2,552,076
  Other Receivables                                     18,203               -
  Inventory (Note 2)                                 1,563,403       1,709,548
  Prepaid expenses                                     235,757         231,722
                                                     ---------       ---------

         Total current assets                        4,111,730       4,501,291

Property, plant and equipment (Note 3)               1,005,195       1,020,819

Other Assets                                           114,417         110,449
                                                     ---------       ---------

         Total assets                               $5,231,342      $5,632,559
                                                     =========       =========

Current Liabilities:
  Bank overdraft                                    $   15,240      $  125,305
  Line of credit borrowings (Note 7)                   842,154         773,298
  Accounts payable                                   1,338,799       1,391,450
  Accrued payroll and related liabilities               19,498          26,688
  Other accrued expenses                               156,510         251,995
  Current portion of long-term debt (Note 7)           171,540         127,781
                                                     ---------       ---------

         Total current liabilities                   2,543,741       2,696,517

Long-term debt (Note 7)                                747,228         747,228
                                                     ---------       ---------

         Total liabilities                           3,290,969       3,443,745
                                                     ---------       ---------

Shareholders' Equity:
  Common stock, $1 par value, 1,025 shares
    authorized, 1,000 shares issued and
    outstanding                                          1,000           1,000
  Additional paid in capital                            39,500          39,500
  Retained earnings                                  1,899,873       2,148,314
                                                     ---------       ---------

         Total shareholders' equity                  1,940,373       2,188,814
                                                     ---------       ---------

         Total liabilities and shareholders'
           equity                                   $5,231,342      $5,632,559
                                                     =========       =========



The accompany notes are an integral part of these financial statements.

                           BLUE GIANT USA CORPORATION
                             STATEMENT OF OPERATIONS



                                 Year Ended   Six Months Ended  Six Months Ended
                                December 31,    June 28, 1996     June 28, 1997
                                    1996         (Unaudited)       (Unaudited)
                                -----------   ----------------  ----------------
Net sales                       $13,875,445       $6,314,971       $7,172,227
Cost of sales                    10,513,947        4,874,793        5,585,027
                                 ----------        ---------        ---------
                                  3,361,498        1,440,178        1,587,200
                                  ---------        ---------        ---------

Operating expenses:
  Selling, general and
    administrative                2,807,368        1,153,430        1,120,602
  Research, development and
    engineering                     158,371           76,285           65,630
                                 ----------        ---------        ---------

     Total operating expenses     2,965,739        1,229,715        1,186,232

Income (loss) before interest
  and other income                  395,759          210,463          400,968

  Interest expense                 (141,368)         (69,194)         (71,506)
  Other income, net                  31,940          153,001           71,393
                                 ----------        ---------        ---------

Income (loss) before taxes          286,331          294,270          400,855

Income tax (expense) benefit       (106,232)        (107,775)        (152,414)
                                 ----------        ---------        ---------

Net income (loss)               $   180,099       $  186,495       $  248,441
                                 ==========        =========        =========






The accompanying notes are an integral part of these financial statements.

                           BLUE GIANT USA CORPORATION
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY


                                                      Additional      Retained
                                  Common Stock         Paid-in        Earnings
                                  Shares  Value        Capital        (Deficit)

Balance at December 31, 1995       1,000  $1,000       $39,500       $1,719,774

Net income for the period                                               180,099
                                   -----   -----        ------        ---------
Balance at December 31, 1996       1,000   1,000        39,500        1,899,873

Net income for the period
  (unaudited)                                                           248,441
                                   -----   -----        ------        ---------

Balance at June 28, 1997
  (unaudited)                      1,000  $1,000       $39,500       $2,148,314
                                   =====   =====        ======        =========















The accompanying notes are an integral part of these financial statements.

                           BLUE GIANT USA CORPORATION
                             STATEMENT OF CASH FLOWS


                                               Year Ended   Six Months Ended  Six Months Ended
                                              December 31,    June 28, 1996     June 28, 1997
                                                  1996         (Unaudited)       (Unaudited)

Cash Flow From Operating Activities
  Net Income                                     180,099        $ 186,495         $ 248,441
  Adjustment to reconcile net income to
    net cash flows from operating
    activities:
     Depreciation and amortization               157,914           64,758            72,306
     Gain on Sale of fixed assets                (22,535)         (16,535)              (26)
     Deferred income taxes                        13,267                -                 -
Changes in assets and liabilities:
  Accounts receivable                           (243,378)        (589,347)         (262,445)
  Inventory                                     (220,945)         (95,006)         (146,145)
  Prepaid expenses                                (6,584)          78,338            26,206
  Accounts payable                               144,976          138,160            52,651
  Accrued payroll and related liabilities          2,119           (5,643)            7,190
  Other accrued expenses                        (260,887)         (51,087)          205,550
                                             -----------         --------          --------

         Net cash from operating activities     (255,954)        (289,867)          203,728
                                             -----------         --------          --------

Cash Flows From Investing Activities
  Purchase of equipment                         (204,674)        (322,161)          (93,501)
  Proceeds from sale of fixed assets              35,250          125,526             5,600
                                             -----------         --------          --------

         Net cash from investing activities     (169,424)        (196,635)          (87,901)
                                             -----------         --------          --------


Cash Flows From Financing Activities
  Line of credit borrowings                   14,261,692          618,321           389,610
  Long-term borrowings                           164,341           91,400            46,814
  Line of credit principal repayments        (13,831,177)        (132,799)         (458,466)
  Long-term debt principal repayment            (170,436)         (89,798)          (90,576)
                                             -----------         --------          --------


         Net cash from financing activities      424,420          487,124          (112,618)
                                             -----------         --------          --------


Net change in cash                                  (958)             622             3,209

Cash at beginning of period                        5,694            5,694             4,736
                                             -----------         --------          --------


Cash at end of period                        $     4,736         $  6,316          $  7,945
                                             ===========         ========          ========







The accompanying notes are an integral part of these financial statements.

                           BLUE GIANT USA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1996 AND JUNE 28, 1997


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Blue Giant USA Corporation is principally engaged in the manufacturing and sales of materials handling equipment. The Company sells its products throughout the United States and worldwide, primarily to wholesalers and to contractors.

The accounting policies followed by the Company and the methods of applying those policies which affect the determination of financial position, results of operations and cash flows are summarized below.

The unaudited financial statements as of June 28, 1997 and for the six month periods ended June 28, 1997 and 1996 have been prepared in accordance with Rule 10-01 of SEC Regulation S-X. Consequently, they do not include all the disclosures required under generally accepted accounting principles for complete financial statements. However, in the opinion of the management, the financial statements presented herein contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company for the periods indicated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Allowance for doubtful accounts

The allowance for doubtful accounts is maintained at a level believed by management sufficient to absorb potential losses. Management's determination of the adequacy of the allowance is based on past loss experience, current economic conditions and other relevant factors. The allowance is increased by the provision for losses charged to operations and is decreased by the actual net charge-offs.

                           BLUE GIANT USA CORPORATION
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                       DECEMBER 31, 1996 AND JUNE 28, 1997

Inventories

Inventories are valued at cost (first-in, first-out) or market, whichever is lower, and consist of raw materials, and purchased finished goods. Manufactured goods are valued using the average cost method and include raw materials, labor and allocable overhead.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is provided at rates intended to distribute the cost of property, plant and equipment over their estimated service lives as follows:

Description              Method        Service Life

Buildings and
 improvements       Straight-Line        21-30 years
Factory Equipment   Straight-Line         3-10 years
Tools and dies      Straight-line
                     and accelerated         3 years
Office furniture    Straight-line          5-7 years
Automotive          Straight-line          3-7 years

Income Taxes

Annual provision for income taxes is based primarily on income before income taxes adjusted to reflect adjustments to taxable income representing permanent differences.

Where income and expenses are recognized in different periods for financial reporting purposes and for purposes of computing income taxes currently payable, deferred income taxes have been provided.

NOTE 2 - INVENTORIES

Inventories consisted of the following:

                                            December 31            June 28, 1997
                                               1996                 (Unaudited)

     Raw materials & purchased parts        $  819,261              $  895,845
     Work-in-process                           308,493                 337,331
     Finished goods manufactured               348,635                 381,225
     Finished goods purchased                   87,014                  95,147
                                             ---------               ---------

            Total                           $1,563,403              $1,709,548
                                             =========               =========

                           BLUE GIANT USA CORPORATION
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                       DECEMBER 31, 1996 AND JUNE 28, 1997


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                    December 31
                                                        1996
                                                    -----------

Autos and trucks                                    $  239,653
Office Equipment and furnishings                       250,340
Factory equipment                                      294,498
Tools and dies                                         245,507
Buildings and improvements                           1,074,425
Land                                                    11,000
                                                     ---------
         Total property, plant and equipment         2,115,423
Less: Accumulated depreciation                       1,110,228
                                                    ----------
         Net property, plant and equipment          $1,005,195
                                                    ==========

NOTE 4 - INCOME TAXES

The provision (benefit) for income taxes consists of the following:

                                                    December 31
                                                        1996
                                                    -----------
                  Current liability:
                    Federal                           $ 82,367
                    State                               10,598
                                                       -------
                                                        92,965

                  Deferred liability (benefit):         13,267
                                                        13,267

                                                      $106,232

The deferred income tax assets and liabilities are as follows:

                  Deferred income tax assets:
                    Reserves and accruals not
                      currently deductible            $ 21,080
                                                       -------
                                                      $ 21,080

                  Deferred income tax liabilities:
                    Depreciation                      $ 17,112
                                                       -------
                                                      $ 17,112

                           BLUE GIANT USA CORPORATION
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                       DECEMBER 31, 1996 AND JUNE 28, 1997

NOTE 5 - RELATED PARTY TRANSACTIONS

During the period ended December 31, 1996, the Company transacted business with Blue Giant Canada, LTD ("B. G. Canada") and Blue Giant - Europe, LTD as follows:

      Purchases from B. G. Canada            $4,138,145
      Sales to B. G. Canada                     388,886
      Sales to B. G. Europe                       5,963

At December 31, 1996, $5,963 was included in trade accounts receivable as a receivable from Blue Giant Europe.

At December 31, 1996, Blue Giant USA owed Blue Giant Canada $1,001,730 in accounts payable. This amount is included in current liabilities on the balance sheet.

All of the above transactions result form normal business activities. The Company's common stock was formerly owned by B. G. Canada. A majority shareholder of the Company is also a majority shareholder in B. G. Canada.

Blue Giant USA Corporation owns 25% of the stock of Blue Giant Europe, LTD, but has no control over this company. During 1995, Blue Giant USA Corporation made a $33,010 loan to Blue Giant Europe LTD. This note is expected to be collected during 1998 and is included under other assets on the balance sheet.

NOTE 6 - NOTES PAYABLE AND LONG-TERM DEBT

The following is a detail of notes payable and long-term debt at December 31, 1996:

Note Payable - Line of Credit:
          Note  payable to AmSouth  Bank on demand  with  interest  at
          AmSouth Bank prime rate, secured by accounts receivable, inventories, machinery, furniture, equipment and real estate
          and   guaranteed   by  the   President   of   the   Company.
          Line-of-credit  on this note is the lesser of  $2,000,000 or the sum of (1) 80% of accounts receivable not delinquent and
          (2) 30% of the cost of inventories not past 90 days, less international receivables that are not supported by letters
          of credit                                                      842,154

                      BLUE GIANT USA CORPORATION
               NOTES TO FINANCIAL STATEMENTS - CONTINUED
                  DECEMBER 31, 1996 AND JUNE 28, 1997


NOTE 6 - NOTES PAYABLE AND LONG-TERM DEBT - CONTINUED

Note Payable AmSouth (Term)
          Note payable (term Loan) to AmSouth Bank due in monthly installments of $8333.33 principal plus interest on the unpaid amount at the AmSouth Bank floating  prime rate.  The
          Company borrowed $1,000,000 under this loan which will fully amortize in ten years. The note is secured by accounts receivable, inventories, machinery, furniture, equipment and real  estate  and  is  guaranteed  by the  President  of the
          Company.                                                       750,000

Note Payable to AmSouth  Bank in  monthly  installments  of $476, including  principal  and  interest  at  8.25%,  with  final
          payment due August, 1997; secured by automobile.                 3,810

Note Payable to  AmSouth  Bank in  monthly  installments  of $604 principal,  plus  interest at 9.50%,  with final payment due
          June 1999; secured by an automobile.                            18,125

Note Payable to  AmSouth  Bank in  monthly  installments  of $417 principal,  plus  interest at 9.25%,  with final payment due
          November, 1998; secured by an automobile.                       10,016

Note Payable to AmSouth  Bank in  monthly  installments  of $1750 principal,  plus  interest at AmSouth  prime rate,  8.25% at
          December  31, 1996,  with final  payment due April 15, 1999;
          secured by automobiles.                                         47,250

Note Payable to  AmSouth  Bank in  monthly  installments  of $789 principal,  plus  interest at 0.5% above AmSouth prime rate,
          8.75% at December 31, 1996,  with final payment due June 21,
          1999; secured by equipment.                                     22,878

Note Payable to  AmSouth  Bank in  monthly  installments  of $560 principal,  plus  interest at AmSouth  prime rate,  8.25% at
          December  31, 1996,  with final  payment due  September  12,
          1999; secured by an automobile.                                 17,913

                      BLUE GIANT USA CORPORATION
               NOTES TO FINANCIAL STATEMENTS - CONTINUED
                  DECEMBER 31, 1996 AND JUNE 28, 1997

NOTE 6 - NOTES PAYABLE AND LONG-TERM DEBT - CONTINUED

Note Payable to  AmSouth  Bank in  monthly  installments  of $835 principal,  plus  interest at AmSouth  prime rate,  8.25% at
          December  31, 1996,  with final  payment due  September  12,
          1999; secured by an automobile.                                 26,718

Note Payable to AmSouth Bank in monthly installments
         of $689, plus interest at AmSouth Bank prime rate,
         8.25% at December 31, 1996, with final payment
         due September 12, 1999; secured by automobile.                   22,058
                                                                       ---------

                                                                       1,760,922
         Less Current portion                                          1,013,694

            Long-term debt                                            $  747,228
                                                                       =========

Long-term debt matures as follows:

                     December 31,
                       1997                                           $1,013,694
                       1998                                              167,734
                       1999                                              129,494
                       2000                                              100,000
                       2001                                              100,000
                    Thereafter                                           250,000
                                                                      ----------
                       Total                                          $1,760,922
                                                                      ==========

NOTE 7 - CONTINGENT LIABILITIES

The company has been named as defendant or co-defendant in various actions arising in the ordinary course of business. In the opinion of management, and legal counsel, all such matters are adequately covered by insurance or involve such amounts that an unfavorable disposition would not have a material effect on the financial position of the Company.

NOTE 8 - COMMITMENTS

During 1994, the Corporation entered into two three-year non-cancelable leases for equipment. These are being accounted for as operating leases. Future lease payments associated with these leases are as follows:

                  Year ending December 31, 1997               $ 13,705
                                                               -------
                  Total                                       $ 13,705
                                                               =======

The Corporation was required to make deposits on these leases totaling $4,259. This amount is included in current assets on the balance sheet.

                           BLUE GIANT USA CORPORATION
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                       DECEMBER 31, 1996 AND JUNE 28, 1997

NOTE 9 - EMPLOYEE BENEFIT PLAN

The company has a deferred compensation plan pursuant to Section 401(k) of the Internal Revenue Code for all employees who meet certain eligibility requirements. The Plan calls for the Company to match one-half of participant voluntary salary deferrals up to but not in excess of 2% of each participant's compensation. $48,933 was expensed under the Plan for the period ended December 31, 1996.

NOTE 10 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash was paid during the years ended December 31, 1996 for:

                  Interest                                    $140,332

                  Income taxes                                $116,322

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying value of short and long-term debt approximates fair value based on current interest rates. None of the financial instruments are held for trading purposes.

                      Financial Statements of


                      BLUE GIANT CANADA LIMITED


                      Year ended December 31, 1996

AUDITORS' REPORT TO THE SHAREHOLDERS


We have audited the balance sheet of Blue Giant Canada Limited as at December 31, 1996 and the statements of earnings and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Canada which, except as described in note 14 to the financial statements, conform in all material respects with generally accepted accounting principles in the United States.





Chartered Accountants



Richmond Hill, Canada

February 20, 1997

BLUE GIANT CANADA LIMITED
Balance Sheet


=============================================================================================================================
                                                                             December 31,             June 28,
=============================================================================================================================
                                                                                    1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Unaudited)

Assets

Current assets:
     Accounts receivable (note 2)                                          $    4,880,790       $    4,911,147
     Income taxes receivable                                                            -               31,461
     Inventories                                                                2,672,620            3,250,218
     Prepaid expenses and deposits                                                 86,414              129,136
-----------------------------------------------------------------------------------------------------------------------------
                                                                                7,639,824            8,321,962

Due from employee (note 3)                                                         45,000                    -
Capital assets (note 4)                                                         2,416,612            2,532,256

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $   10,101,436       $   10,854,218
=============================================================================================================================

Liabilities and Shareholders' Equity

Current liabilities:
     Bank indebtedness (note 5)                                            $    1,435,553       $    2,206,635
     Accounts payable and accrued liabilities                                   2,869,518            2,842,484
     Income taxes payable                                                          77,398                    -
     Long-term debt payable within
       one year (note 6)                                                          120,000              120,000
-----------------------------------------------------------------------------------------------------------------------------
                                                                                4,502,469            5,169,119

Long-term debt (note 6)                                                         1,620,565            1,562,999
Payable to shareholders (note 7)                                                1,188,158            1,150,825
Deferred income taxes                                                              27,496               23,496

Shareholders' equity:
     Capital stock (note 8)                                                           100                  100
     Retained earnings                                                          2,762,648            2,947,679
-----------------------------------------------------------------------------------------------------------------------------
                                                                                2,762,748            2,947,779

Commitments (note 10)
Contingencies (note 11)

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $   10,101,436       $   10,854,218
=============================================================================================================================


See accompanying notes to financial statements.

On behalf of the Board:

_______________________  Director                                    _______________________  Director


BLUE GIANT CANADA LIMITED
Statement of Earnings and Retained Earnings

=============================================================================================================================
                                                           Year ended    Six month period     Six month period
=============================================================================================================================
                                                         December 31,      ended June 29,       ended June 28,
                                                                 1996                1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                              (Unaudited)          (Unaudited)

Sales                                                 $    17,097,231      $    8,393,315       $    9,897,352

Cost of sales                                              13,087,119           6,503,910            7,801,369
-----------------------------------------------------------------------------------------------------------------------------
                                                            4,010,112           1,889,405            2,095,983

Expenses:
     General and administrative                               881,678             441,284              541,230
     Marketing                                              1,006,997             532,433              524,350
     Manufacturing support                                    591,685             300,979              257,160
     Service department                                       492,012             246,324              283,880
     Management bonuses                                       197,968              64,576               81,200
     Shipping and receiving                                   122,111              65,934               53,825
     Parts department                                         130,409              65,577               69,331
-----------------------------------------------------------------------------------------------------------------------------
                                                            3,422,860           1,717,107            1,810,976

-----------------------------------------------------------------------------------------------------------------------------
Operating income before interest                              587,252             172,298              285,007

Interest:
     On short-term debt                                        93,885              57,655               42,600
     On long-term debt and shareholder advances               153,048              44,694               98,934
-----------------------------------------------------------------------------------------------------------------------------
                                                              246,933             102,349              141,534

-----------------------------------------------------------------------------------------------------------------------------
Operating income                                              340,319              69,949              143,473

Other income                                                  262,269             143,786              133,558

-----------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                  602,588             213,735              277,031

Income taxes:
     Current                                                  188,500              72,000               96,000
     Deferred (recovery)                                       (1,200)             (3,000)              (4,000)
-----------------------------------------------------------------------------------------------------------------------------
                                                              187,300              69,000               92,000

-----------------------------------------------------------------------------------------------------------------------------
Net earnings                                                  415,288             144,735              185,031

Retained earnings, beginning of period                      2,347,360           2,347,360            2,762,648

-----------------------------------------------------------------------------------------------------------------------------
Retained earnings, end of period                      $     2,762,648      $    2,492,095       $    2,947,679
=============================================================================================================================


                                         See accompanying notes to financial statements.

BLUE GIANT CANADA LIMITED
Statement of Changes in Financial Position


=============================================================================================================================
                                                           Year ended    Six month period     Six month period
=============================================================================================================================
                                                         December 31,      ended June 29,       ended June 28,
                                                                 1996                1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                              (Unaudited)          (Unaudited)

Cash provided by (used in):

Operations:
     Net earnings                                     $       415,288      $      144,735       $      185,031
     Items not involving cash:
         Depreciation and amortization                        197,533              82,909               90,922
         Gain on sale of capital assets                       (59,228)            (21,220)             (18,135)
         Deferred income tax recovery                          (1,200)             (3,000)              (4,000)
     Changes in non-cash operating working capital            (54,991)           (110,463)            (786,570)
-----------------------------------------------------------------------------------------------------------------------------
                                                              497,402              92,961             (532,752)

Financing:
     Increase in long-term debt                             1,800,000           1,800,000                    -
     Principal payments on long-term debt                     (59,435)                  -              (57,566)
     Repayment of capital lease obligation                     (6,399)             (6,399)                   -
     Increase (decrease) in payable to shareholders            52,743               8,176              (37,333)
-----------------------------------------------------------------------------------------------------------------------------
                                                            1,786,909           1,801,777              (94,899)

Investments:
     Proceeds from sale of capital assets                     121,635              44,994               39,649
     Purchase of capital assets                            (2,003,686)         (1,924,563)            (228,080)
     Decrease in due from employee                             30,000              30,000               45,000
-----------------------------------------------------------------------------------------------------------------------------
                                                           (1,852,051)         (1,849,569)            (143,431)

-----------------------------------------------------------------------------------------------------------------------------
(Decrease) increase in bank indebtedness during
   the period                                                (432,260)            (45,169)             771,082

Bank indebtedness, beginning of period                      1,867,813           1,867,813            1,435,553

-----------------------------------------------------------------------------------------------------------------------------
Bank indebtedness, end of period                      $     1,435,553      $    1,822,644       $    2,206,635
=============================================================================================================================


                                    See accompanying notes to financial statements.


BLUE GIANT CANADA LIMITED
Notes to Financial Statements (continued)

Year ended December 31, 1996

================================================================================

BLUE GIANT CANADA LIMITED
Notes to Financial Statements

Year ended December 31, 1996

================================================================================


Blue Giant Canada Limited is a private Company incorporated under the Canada Business Corporations Act. The Company manufactures and sells materials handling equipment.


1.   Significant accounting policies:

     (a)  Basis of presentation:

         These financial statements have been prepared in accordance with accounting principles generally accepted in Canada which, except as described in note 14, conform in all material respects with generally accepted accounting principles in the United States.

     (b) Inventories:

         Raw materials are valued at the lower of cost and replacement cost. Finished goods and manufactured parts are valued at the lower of cost and net realizable value. Costs are determined on a first-in, first-out basis.

     (c) Foreign currency transactions:

         Transactions in foreign currencies are recorded in Canadian dollars at the rates of exchange in effect at the dates of the transactions. At year end, monetary assets and liabilities are translated into Canadian dollars at the rates of exchange prevailing on that date. The resulting gains and losses are included in net earnings.

     (d) Capital assets:

         Capital assets are recorded at cost. Depreciation and amortization are provided using the following methods and annual rates:

================================================================================
         Asset                                          Basis         Rate
--------------------------------------------------------------------------------

         Building                           Declining balance           4%
         Building improvements              Declining balance           4%
         Equipment                          Declining balance          20%
         Rental equipment                   Declining balance          20%
         Automotive                         Declining balance          30%
         Leasehold improvements                 Straight-line          10%
         Computer software                  Declining balance          50%

================================================================================


     (e) Revenue recognition:

         The Company recognizes revenue upon shipment, except for custom orders, where revenue is recognized when the manufacturing process is complete.

     (f) Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the period reported. Actual results could differ from these estimates.

     (g) Investment in Blue Giant Europe Ltd.:

         The Company's 25% investment in Blue Giant Europe Ltd. ("Blue Giant Europe") is accounted for in the accompanying financial statements by the equity method under which such investments initially are recorded at cost. The carrying value of the investment is increased (decreased) to recognize the Company's proportionate share of the increases (decreases) in the underlying net book equity of Blue Giant Europe subsequent to acquisition by the Company and the Company's share of net earnings (loss) of Blue Giant Europe is included in the determination of the net earnings of the Company. The Company has recognized net decreases in the underlying net book equity of Blue Giant Europe to the extent of their original investment as they are not required to fund continuing operating losses of Blue Giant Europe.


2.   Accounts receivable:

=============================================================================================================================
                                                                             December 31,             June 28,
=============================================================================================================================
                                                                                     1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Unaudited)

     Trade (net of allowance for doubtful accounts)                        $    3,120,473       $    3,229,269
     Receivable from related companies (note 12 (c))                            1,742,700            1,658,862
     Other                                                                         17,617               23,016

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $    4,880,790       $    4,911,147
=============================================================================================================================


3.   Due from employee:

=============================================================================================================================
                                                                             December 31,             June 28,
=============================================================================================================================
                                                                                     1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Unaudited)

     Non-interest bearing promissory note,  maturing on March 31,
       1998.  The balance  outstanding  on the note shall  become due, prior to the maturity date, if the employee ceases to
       be employed by the Company                                          $      45,000        $            -

=============================================================================================================================


4.   Capital assets:

=============================================================================================================================
                                                                                             December 31, 1996
-----------------------------------------------------------------------------------------------------------------------------
                                                                              Accumulated
                                                                         depreciation and             Net book
                                                                 Cost        amortization                value
-----------------------------------------------------------------------------------------------------------------------------

     Land                                             $       906,000      $            -       $      906,000
     Building                                               1,134,885             209,564              925,321
     Building improvements                                     58,446               1,169               57,277
     Equipment                                              1,499,771           1,132,831              366,940
     Rental equipment                                         209,755             112,800               96,955
     Automotive                                               189,341             125,222               64,119
     Computer software                                         31,483              31,483                    -

-----------------------------------------------------------------------------------------------------------------------------
                                                      $     4,029,681      $    1,613,069       $    2,416,612
=============================================================================================================================


=============================================================================================================================
                                                                                                 June 28, 1997
                                                                                                   (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------
                                                                              Accumulated
                                                                         depreciation and             Net book
                                                                 Cost        amortization                value
-----------------------------------------------------------------------------------------------------------------------------

     Land                                             $       906,000      $            -       $      906,000
     Building                                               1,134,885             231,485              903,400
     Building improvements                                     79,645               2,471               77,174
     Equipment                                              1,615,065           1,130,622              484,443
     Rental equipment                                         196,495             112,980               83,515
     Automotive                                               207,007             133,449               73,558
     Computer software                                         35,803              31,637                4,166

-----------------------------------------------------------------------------------------------------------------------------
                                                      $     4,174,900      $    1,642,644       $    2,532,256
=============================================================================================================================


5.   Bank indebtedness:

=============================================================================================================================
                                                                             December 31,             June 28,
=============================================================================================================================
                                                                                     1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Unaudited)

     Demand loan at prime plus 0.5% per annum                              $    1,375,000       $    1,825,000
     Bank overdraft                                                                60,553              381,635

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $    1,435,553       $    2,206,635
=============================================================================================================================

     As security for the bank indebtedness, the Company has pledged accounts receivable, inventories, assigned proceeds of fire insurance and provided a general security agreement covering all assets of the Company. The shareholders have provided a postponement of the amounts payable to them.


6.   Long-term debt:

=============================================================================================================================
                                                                             December 31,             June 28,
=============================================================================================================================
                                                                                     1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Unaudited)

     Non-revolving  demand loan bearing interest at 7.35% payable in monthly  blended  instalments of $10,662,  secured by a collateral  mortgage  providing a first fixed  charge over
       the land and building                                               $    1,335,565       $    1,322,999

     Non-revolving  demand loan bearing interest at prime plus 1%
       payable in monthly instalments of $7,500 plus interest due on June 27, 2001,  secured under the same provision as the
       bank indebtedness (note 5)                                                 405,000              360,000

-----------------------------------------------------------------------------------------------------------------------------
                                                                                1,740,565            1,682,999

     Less current portion                                                         120,000              120,000

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $    1,620,565       $    1,562,999
=============================================================================================================================


     Principal repayments due on long-term debt in each of the next five years and thereafter are as follows:

=============================================================================================================================
                                                                             December 31,             June 28,
=============================================================================================================================
                                                                                     1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Unaudited)

     1997                                                                  $      120,000       $            -
     1998                                                                         124,796              120,000
     1999                                                                         127,400              126,075
     2000                                                                         130,200              128,775
     2001                                                                          88,209              131,677
     2002                                                                          46,444               44,797
     Thereafter                                                                 1,103,516            1,131,675

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $    1,740,565       $    1,682,999
=============================================================================================================================


7.   Payable to shareholders:

     Amounts payable to shareholders bear interest at 8%, are not secured and have no set terms of repayment. Interest expense totalled $89,135, $44,568
     (unaudited) and $47,528 (unaudited) for the periods ended December 31, 1996, June 29, 1996 and June 28, 1997 respectively.


8.   Capital stock:

=============================================================================================================================
                                                                             December 31,             June 28,
=============================================================================================================================
                                                                                     1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Unaudited)
     Authorized:
         Unlimited number of common shares Issued:
         900 common shares                                                 $          100       $          100

=============================================================================================================================


9.   Financial instruments:

     The carrying values of accounts receivable, bank indebtedness, accounts payable and accrued liabilities approximate their fair value due to the relatively short periods to maturity of the instruments. The fair values of other financial assets and liabilities included in the balance sheet are as follows:

=============================================================================================================================
                                                 December, 31 1996                       June 28, 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            (unaudited)
-----------------------------------------------------------------------------------------------------------------------------

                                             Carrying                            Carrying
                                               amount        Fair value            amount           Fair value
-----------------------------------------------------------------------------------------------------------------------------

     Due from employee (note 3)          $     45,000      $     43,135      $          -        $           -
     Long-term debt (note 6)                1,740,565         1,880,225         1,682,999            1,794,697

=============================================================================================================================


     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

     o   Due from employee - at the year-end prime rate.

     o Long-term debt - at the present value of contractual future payments of principal and interest, discounted at the current market rates of interest available to the Company for the same or similar debt instruments.

     The fair value of the payable to shareholder has not been presented due to the undeterminable nature of the term of repayment of the loan.

     The Company does not have a significant exposure to any individual customer or counterparty.


10.  Commitments:

     The Company is committed under long-term leases for the rental of automotive equipment with expiry dates to 1999 and with varying renewal options. Minimum annual rentals exclusive of insurance and maintenance costs and for the next five years obligations under these leases are as follows:

================================================================================
                                          December 31,             June 28,
================================================================================
                                                  1996                 1997
--------------------------------------------------------------------------------
                                                                (Unaudited)

     1997                               $       83,494       $       46,654
     1998                                       46,197               62,130
     1999                                        7,102               23,486
     2000                                            -                3,469
     2001                                            -                1,518

================================================================================

11.  Contingencies:

     The Company is contingently liable with respect to litigation and claims which arise from time to time in the normal course of business. In the opinion of management, any liability that may arise from such contingencies would not have a significant adverse effect on the financial statements of the Company.


12. Related party transactions and economic dependence:

     (a) A significant portion of the Company's sales are derived from Blue Giant USA Corporation, which is related by virtue of common control. The Company had entered into the following transactions with this company on normal terms and prices.

         ======================================================================================
                                         December 31,            June 29,             June 28,
         ======================================================================================
                                                 1996                1996                 1997
         --------------------------------------------------------------------------------------
                                                              (Unaudited)          (Unaudited)

         Sales                        $     5,515,482      $    2,813,610       $    2,976,792
         Purchases                            505,047             265,878              243,999

         ======================================================================================

     (b) Effective October 1, 1993, the Company acquired 25% of the common shares of Blue Giant Europe for $1. The Company has recorded sales to Blue Giant Europe totalling $453,110, $279,052 (unaudited) and $165,114 (unaudited) for the periods ended December 31, 1996, June 29, 1996 and June 28, 1997 respectively.

     (c) Receivables from related companies are comprised of the following:

         ====================================================================
                                           December 31,             June 28,
         ====================================================================
                                                   1996                 1997
         --------------------------------------------------------------------
                                                                 (Unaudited)

         Blue Giant USA Corporation      $    1,457,724       $    1,416,679
         Blue Giant Europe                      284,976              242,183

         --------------------------------------------------------------------
                                         $    1,742,700       $    1,658,862
         ====================================================================


13.  Refundable dividend tax:

     Under the Income Tax Act, certain taxes paid by the Company relating to investment income are potentially refundable at the rate of $1 for each $3 of taxable dividends paid. Since these taxes are considered advance distribution to shareholders, they have been charged directly to retained earnings. As dividends are paid, the applicable refundable tax is credited to retained earnings. The cumulative amount of potential refundable taxes was $73,333 for each of the periods reported on.

14. Reconciliation between Canadian and United States generally accepted accounting principles (GAAP):

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles (GAAP) in Canada. These principles conform in all material respects to those in the United States except for the following:

     The application of U.S. GAAP would have the following effect on net income as reported:

===================================================================================================================
                                                         December 31,            June 29,             June 28,
===================================================================================================================
                                                                 1996                1996                 1997
-------------------------------------------------------------------------------------------------------------------
                                                                              (Unaudited)          (Unaudited)

     Net earnings as shown in the financial
       statements                                     $       415,288      $      144,735       $      185,031
     Description of items having an effect on
       reported income:
         Revenue recognition (a)                              (81,076)            (36,600)              19,073
         Deferred income taxes (b)                              1,800               3,300                3,000

-------------------------------------------------------------------------------------------------------------------
     Net income according to generally
       accepted accounting principles in the
       United States                                  $       336,012      $      111,435       $      207,104
===================================================================================================================


     The application of U.S. GAAP would have the following effect on the balance sheets as reported:

===================================================================================================================
                                                                                 Increase
===================================================================================================================
                                                          As reported          (decrease)            U.S. GAAP
-------------------------------------------------------------------------------------------------------------------

     December 31, 1996:

     Assets:
         Accounts receivable (a)                      $     4,880,790      $     (420,209)      $    4,460,581
         Inventory (a)                                      2,672,620             272,274            2,944,894

-------------------------------------------------------------------------------------------------------------------
                                                                           $     (147,935)
===================================================================================================================

     Liabilities:
         Deferred income taxes (b)                    $        27,496      $      (26,496)      $        1,000

     Shareholders' equity:
         Retained earnings                                  2,762,648            (121,439)           2,641,209

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $     (147,935)
=============================================================================================================================

14. Reconciliation between Canadian and United States generally accepted accounting principles (GAAP) (continued):

=============================================================================================================================
                                                                                 Increase
=============================================================================================================================
                                                          As reported          (decrease)            U.S. GAAP
-----------------------------------------------------------------------------------------------------------------------------
                                                          (unaudited)         (unaudited)          (unaudited)
     June 28, 1997:

     Assets:
         Accounts receivable (a)                      $     4,911,147      $     (380,091)      $    4,531,056
         Inventory (a)                                      3,250,218             262,229            3,512,447

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $     (117,862)
=============================================================================================================================

     Liabilities:
         Deferred income taxes (b)                    $        23,496      $      (18,496)      $        5,000

     Shareholders' equity:
         Retained earnings                                  2,947,679             (99,366)           2,848,313

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $     (117,862)
=============================================================================================================================


     (a) Revenue recognition:

         Under U.S. GAAP, the Company would not record sales and cost of sales on custom orders of equipment until the customer has received the goods. Such amounts included in sales for Canadian GAAP amounted to $420,209, $227,028 (unaudited) and $380,091 (unaudited) and included in cost of sales of $272,274, $148,569 (unaudited) and $262,229
         (unaudited) for the periods ended December 31, 1996, June 29, 1996 and June 28, 1997 respectively. The decrease in net earnings after the above adjustment is $81,076 and $36,600 (unaudited) for the periods ended December 31, 1996 and June 29, 1996 respectively. The increase in net earnings resulting from this adjustment for the period ended June 28, 1997 is $19,073 (unaudited).

14. Reconciliation between Canadian and United States generally accepted accounting principles (GAAP) (continued):

     (b) Accounting for income taxes:

         Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109) requires the use of an asset and liability approach for financial accounting and reporting for income taxes. Tax allocation is provided on temporary differences existing at the end of a financial period. These are differences between the tax basis of an asset or liability and the amount in the financial statements. It is assumed that each item in the financial statements will be recovered or settled at the amounts reported in the statements and that the reversal of the temporary differences will result in taxable amounts or deductions in the future years. The effect of the adoption of the statements would be as follows:

=============================================================================================================================
                                                                             December 31,             June 28,
=============================================================================================================================
                                                                                     1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   (Unaudited)

         Deferred tax asset:
              Accruals not currently deductible                            $       10,000       $       10,000
              Accounts receivable                                                  42,400               31,500

         Deferred tax liabilities:
              Capital assets                                                      (48,400)             (44,000)
              Prepaid expenses                                                     (5,000)              (2,500)

-----------------------------------------------------------------------------------------------------------------------------
                                                                           $       (1,000)      $       (5,000)
=============================================================================================================================


         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this statement. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences at December 31, 1996.

14. Reconciliation between Canadian and United States generally accepted accounting principles (GAAP) (continued):

     (c) Statement of Cash Flows:

         Under U.S. GAAP, the net change in bank indebtedness for the periods ended is reflected as a financing activity and not included in the cash position in the Statement of Cash Flows resulting in the following change:

=============================================================================================================================
                                                           Year ended    Six month period     Six month period
=============================================================================================================================
                                                         December 31,      ended June 29,       ended June 28,
=============================================================================================================================
                                                                 1996                1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                              (unaudited)          (unaudited)
         Financing activities:
              (Decrease) increase in bank
                indebtedness                          $      (432,260)     $      (45,169)      $      771,082

=============================================================================================================================

         The Statement of Cash Flows' major categories for the periods ended would then be presented as follows:

=============================================================================================================================
                                                           Year ended    Six month period     Six month period
=============================================================================================================================
                                                         December 31,      ended June 29,       ended June 28,
=============================================================================================================================
                                                                 1996                1996                 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                              (unaudited)          (unaudited)

         Operating activities                         $       497,402      $       92,961       $     (532,752)
         Financing activities                               1,354,649           1,756,608              676,183
         Investing activities                              (1,852,051)         (1,849,569)            (143,431)
-----------------------------------------------------------------------------------------------------------------------------
         Change in cash position                                    -                   -                    -

         Cash position, beginning of period                         -                   -                    -

-----------------------------------------------------------------------------------------------------------------------------
         Cash position, end of period                 $             -      $            -       $            -
=============================================================================================================================


                                                   CLARK Material Handling Company
                                                  Unaudited Pro Forma Balance Sheet
                                                          June 30, 1997(10)
                                                           (in thousands)



                                                                                         ADJUSTMENTS:           Combined
                                                 CLARK       BGU        BGC       US GAAP  (1)    Pro Forma     Pro Forma
Current assets
    Cash and cash equivalents                 $   16,152  $      8  $       -  $         -    $    (9,673)(2)  $    6,487
    Cash securing letters of credit                  189         -          -            -              -             189
    Net trade receivables                         37,130     2,552      3,556         (275)          (344)(3)      42,619
    Net inventories                               61,999     1,710      2,354          190            337 (4)      66,590
    Other current assets                           5,200       232        117            -              -           5,549
                                                ---------   -------   --------   ----------     ----------     -----------

         Total current assets                    120,670     4,502      6,027          (85)        (9,680)        121,434

Long-term assets
    Property, plant and equipment-net             46,736     1,021      1,834            -           (599)(5)      48,992
    Goodwill, net of accumulated amortization    108,962         -          -            -            470 (9)     109,432
    Other assets                                  17,355       110          -            -          1,305 (6)      18,666
                                                                                                     (104)(3)
                                                ---------   -------   --------   ----------     ----------     -----------

         Total assets                         $  293,723  $  5,633  $   7,861  $       (85)   $    (8,608)     $  298,524
                                                ---------   -------   --------   ----------     ----------     -----------

Current liabilities
    Short-term debt                           $    2,456  $  1,027  $   1,686  $         -    $    (2,713)(7)$      2,456
    Current portion of capital lease
      obligations                                  2,124         -          -            -              -           2,124
    Trade accounts payable and accrued
      liabilities                                 77,769     1,670      2,058            -            (36)(3)      81,461
    Other current liabilities                      8,076         -          -            -            368 (2)        8,444
                                                ---------   -------   --------   ----------     ----------     -----------

         Total current liabilities                90,425     2,697      3,744            -         (2,381)         94,485

Non-current liabilities
    Long-term debt                               130,000       747      1,965            -         (2,712)(7)     130,000
    Capital lease obligations, less current
      portion                                      3,199         -          -            -              -           3,199
    Accrued warranties and product liability      35,744         -          -            -              -          35,744
    Other non-current liabilities                 13,881         -         17          (13)           737 (2)       14,622
                                                ---------   -------   --------   ----------     ----------     -----------

         Total liabilities                       273,249     3,444      5,726          (13)        (4,356)        278,050

Commitments and contingencies
Stockholder's equity
    Common stock                                       1         1          1            -             (2)(8)           1
    Paid-in-capital                               24,999        40          -            -            (40)(8)      24,999
    Retained earnings                              1,837     2,148      2,134          (72)        (4,210)(8)       1,837
    Cumulative translation adjustment             (6,363)        -          -            -              -          (6,363)
                                                ---------   -------   --------   ----------     ----------     -----------

         Total stockholder's equity               20,474     2,189      2,135          (72)        (4,252)         20,474
                                                ---------   -------   --------   ----------     ----------     -----------

Total liabilities and stockholder's equity    $  293,723  $  5,633  $   7,861  $       (85)   $    (8,608)     $  298,524
                                                ---------   -------   --------   ----------     ----------     -----------


                         CLARK Material Handling Company
                   Notes to Unaudited Pro Forma Balance Sheet
                                  June 30, 1997
                                 (in thousands)



(1) To adjust BGC's financial statements, stated in Canadian generally accepted accounting principles, to US generally accepted accounting principles. See
     Note 14 to BGC's financial statements included in this Form 8-K.

(2) To reflect the use of the Company's cash portion of the purchase price and out-of-pocket expenses ($9,665), the Company's obligation under an agreement not to compete ($1,105) and the elimination of cash balances retained by the sellers' ($8).

(3) To eliminate receivables, investments, income taxes payable/receivable and notes receivable not acquired by the Company.

(4) To adjust acquired inventories to their estimated fair market value. This increase in inventories will be reflected in income subsequent to the acquisition. As a non-recurring item, it is not reflected in the accompanying pro forma statements of operations.

(5) To reduce property and equipment for BGU's manufacturing facility, which will be leased by the Company subsequent to the transaction ($540) and other real estate not acquired by the Company ($59).

(6) To record the value of noncompete agreements entered into with certain of the sellers' shareholders.

(7) To eliminate BGU's and BGC's short and long-term debt, which are not being assumed by the Company.

(8)  To eliminate the net assets of BGU and BGC.

(9) To allocate the excess of purchase price over net assets acquired to goodwill. While the Company will undertake a full evaluation of the fair value of the net assets acquired, it is not expected to differ materially from the above purchase price allocation.

(10) The unaudited pro forma balance sheet reflects the figures from BGU and BGC balance hseet as of June 28, 1997.

                                                                                CLARK Material Handling Company
                                                                        Unaudited Pro Forma Statement of Operations
                                                                                  Year Ended December 31, 1996
                                                                                                (in thousands)




                                  CLARK    The Predecessor
                                One month   Eleven months
                                  Ended         Ended       Pro Forma     CLARK                           ADJUSTMENTS:     Combined
                               December 31   November 26,  Adjustments  Pro Forma    BGU      BGC   US GAAP(1) Pro Forma  Pro Forma
                                  1996          1996

Net Sales                      $  46,763     $  404,629     $     -       451,392  13,875  $ 12,538   (168)    $ (383)(2)  477,254
Cost of Goods Sold                41,817        358,698        2,539 (A)  403,054  10,514     9,597   (110)      (321)(2)  422,851
                                                                                                                  105 (3)
                                                                                                                   12 (4)
                                --------     ----------     --------     --------  ------  --------   -----    ------      -------

     Gross profit                  4,946         45,931       (2,539)     48,338    3,361     2,941    (58)      (179)      54,403

Engineering, selling and
 administrative expenses           3,011         26,976        1,375 (B)  31,362    2,966     2,511     -         271 (5)   37,110
Parent company management
 fees                                  -          5,672       (5,672)(C)     -        -         -       -         -            -
                                --------     ----------     --------     --------  ------  --------   -----    ------      -------

     Income from operations        1,935         13,283        1,758      16,976      395       430     (58)     (450)      17,293

Other income (expense):
     Interest income                  25            220          -           245      -         -       -         -            245
     Allocated interest
      expense from parent
      company                          -        (14,656)      14,656 (D)      -       -         -       -         -            -
     Interest expense             (1,393)          (719)     (12,973)(E) (15,085)    (141)     (181)    -        (548)(6)  (15,955)
     Other income
      (expense) net                  (32)          (223)         -          (255)      32       192     -         -            (31)
                                --------     ----------     --------     --------  ------  --------   -----    ------      -------

     Income (loss) before
      income taxes                   535         (2,095)       3,441       1,881      286       441     (58)     (998)       1,552

Provision for income taxes             -            -            -           -        106       137     -        (106)(7)      137
                                --------     ----------     --------     --------  ------  --------   -----    ------      -------

     Net Income (loss)         $     535     $  (2,095)$       3,441       1,881      180  $    304     (58)  $  (892)       1,415
                                ========     ==========     ========     ========  ======  ========   =====    ======      =======


                         CLARK Material Handling Company
              Notes to Unaudited Pro Forma Statement of Operations
                          Year Ended December 31, 1996
                                 (in thousands)


CLARK PROFORMA ADJUSTMENTS

(A) To eliminate pre-acquisition goodwill ($342) and reflect amortization of goodwill resulting from the acquisition of the Company ($2,510); eliminate amortization of deferred gain relating to predecessor's sale-leaseback of facilities ($727); and eliminate rental and related costs of abandoned facility ($356).

(B) To reflect estimated costs to be incurred to replace certain legal, accounting and administrative services previously provided by former parent company.

(C)  To eliminate former parent company management fees.

(D)  To eliminate interest expense allocated by former parent company.

(E) To reflect interest expense on long-term debt calculated at 10 3/4% per annum ($12,810); to eliminate amortization of allocated debt issuance costs ($349) and reflect amortization of debt issuance costs related to long-term debt over a ten year period ($512).



BLUE GIANT PROFORMA ADJUSTMENTS

(1) To adjust BGC's financial statements, stated in Canadian generally accepted accounting principles, to US generally accepted accounting principles. See
     Note 14 to BGC's financial statements included in this Form 8-K.

(2) To eliminate sales and cost of sales relating to receivables not acquired by the Company.

(3) To delete depreciation expense relative to BGU's manufacturing facility ($45) and to increase rental expense relative to that facility ($150). Pursuant to the transaction, CLARK is not acquiring BGU's manufacturing facility but rather is leasing it over a five year term at $150 per annum.

(4) To reflect amortization of goodwill over an expected useful life of 40 years.

(5) To reflect amortization of noncompete agreements entered into with certain of the sellers' shareholders.

(6) To reflect increased interest expense arising from the Company's use of $9,665 in cash to acquire BGU and BGC including out-of-pocket expenses of the transaction ($870) and to remove the interest expense of BGU and BGC ($322 - as part of the transaction, their short and long-term debt was not assumed by the Company).

(7) To adjust income taxes to reflect (a) a lack of tax benefit associated with the pro forma adjustments and (b) elimination of the tax provision relating to BGU. The Company is in a net NOL position in the United States (where no provision for taxes currently payable is required) and has not recorded a deferred tax provision because of the uncertainty surrounding the ultimate realizability of the Company's net deferred tax assets. The tax provision for BGC has not been adjusted because BGC operates in a foreign tax jurisdiction.

                                                   CLARK Material Handling Company
                                             Unaudited Pro Forma Statement of Operations
                                                  Six Months Ended June 30, 1997(9)
                                                           (in thousands)


                                                                                              ADJUSTMENTS:
                                                CLARK           BGU          BGC       US GAAP (1)  Pro Forma           Pro Forma
                                                -----           ---          ---       -------      ---------           ---------

Net Sales                                  $     229,733  $     7,172  $     7,211  $       29     $     (165) (2)   $    243,980
Cost of Goods Sold                               203,510        5,585        5,684           7           (151) (2)        214,693
                                                                                                           52  (3)
                                                                                                            6  (4)
                                             ------------   ----------   ----------   ---------      ---------         ----------

     Gross profit                                 26,223        1,587        1,527          22            (72)             29,287

Engineering, selling
 and administrative expenses                      17,481        1,186        1,319           -            136  (5)         20,122
                                             ------------   ----------   ----------   ---------      ---------         ----------

     Income from operations                        8,742          401          208          22           (208)              9,165

Other income (expense):
     Interest income                                 509            -            -           -           (155) (6)            354
     Interest expense                             (7,528)         (72)        (103)          -            175  (7)         (7,528)
     Other income (expense)-net                     (197)          71           97           -              -                 (29)
                                             ------------   ----------   ----------   ---------      ---------         ----------

     Income (loss) before income taxes             1,526          400          202          22           (188)              1,962

Provision for income taxes                           224          152           67           6           (152) (8)            297
                                             ------------   ----------   ----------   ---------      ---------         ----------

     Net Income (loss)                     $       1,302  $       248  $       135  $       16     $      (36)       $      1,665
                                             ------------   ----------   ----------   ---------      ---------         ----------


                         CLARK Material Handling Company
              Notes to Unaudited Pro Forma Statement of Operations
                         Six Months Ended June 30, 1997
                                 (in thousands)

(1) To adjust BGC's financial statements, stated in Canadian generally accepted accounting principles, to US generally accepted accounting principles. See
     Note 14 to BGC's financial statements included in this Form 8-K.

(2) To eliminate sales and cost of sales relating to receivables not acquired by the Company.

(3) To delete depreciation expense relative to BGU's manufacturing facility ($23) and to increase rental expense relative to that facility ($75). Pursuant to the transaction, CLARK is not acquiring BGU's manufacturing facility but rather is leasing it over a five year term at $150 per annum.

(4) To reflect amortization of goodwill over an expected useful life of 40 years.

(5) To reflect amortization of noncompete agreements entered into with certain of the sellers' shareholders.

(6) To reflect a reduction in interest income arising from the Company's use of $9,665 in cash to acquire BGU and BGC including out-of-pocket expenses of the transaction.

(7) To remove the interest expense of BGU and BGC ($175 - as part of the transaction, their short and long-term debt was not assumed by the Company).

(8) To adjust income taxes to reflect (a) a lack of tax benefit associated with the pro forma adjustments and (b) elimination of the tax provision relating to BGU. The Company is in a net NOL position in the United States (where no provision for taxes currently payable is required) and has not recorded a deferred tax provision because of the uncertainty surrounding the ultimate realizability of the Company's net deferred tax assets. The tax provision for BGC has not been adjusted because BGC operates in a foreign tax jurisdiction.

(9) The Unaudited Pro Forma Statement of Operations reflects the figures from the BGU and BGC Financial statements for the six month period ended
     June 28, 1997.